Exhibit 99.1


   Zhone Technologies Reports First Quarter 2007 Financial Results


    OAKLAND, Calif.--(BUSINESS WIRE)--April 19, 2007--Zhone
Technologies, Inc. (NASDAQ: ZHNE), a global provider of advanced communications equipment and a leader in VoIP, IPTV, and Ethernet over both copper and fiber access lines, today reported its financial results for the first quarter ended March 31, 2007.

    Revenue for the first quarter of 2007 was $43.1 million compared with $44.3 million for the fourth quarter of 2006 and $52.7 million for the first quarter of 2006. Net loss for the first quarter of 2007, calculated in accordance with generally accepted accounting principles ("GAAP"), was $4.8 million or $0.03 per share compared with a net loss of $4.6 million or $0.03 per share for the fourth quarter of 2006, and a net loss of $3.9 million or $0.03 per share for the first quarter of 2006. Pro forma earnings before stock-based compensation, interest, taxes, impairment, depreciation and amortization ("EBITDA") was a $2.9 million loss for the first quarter of 2007, compared to a pro forma EBITDA loss of $2.3 million for the fourth quarter of 2006, and pro forma EBITDA earnings of $158 thousand for the first quarter of 2006.

    "We are pleased with our first quarter 2007 results, especially the growth in our SLMS revenue in excess of 15% over the prior quarter," said Mory Ejabat, chairman and chief executive officer of Zhone Technologies, Inc. "The accelerating pace of deployment of our next generation technologies in markets across the globe is very encouraging."

    Zhone will hold a conference call and audio webcast today, April 19, 2007, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2007 results. This call is open to the public by dialing +1 (866) 700-7173 for U.S. callers and +1 (617) 213-8838 for international callers and then entering passcode 29498674. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

    A replay of the conference call will be available for approximately one week following the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 93023453. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

    Non-GAAP Financial Measures

    To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development, and to fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

    About Zhone Technologies, Inc.

    Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global provider of advanced communications equipment to more than 600 operators in both emerging and established markets. Zhone's market-leading Broadband Loop Carrier equipment enables operators to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to a cost-efficient, all-IP access network. The company's products address a broad range of applications including residential and business broadband, VoIP, IPTV, and Ethernet over both copper and fiber access lines. Zhone's advanced networking solutions include the Single Line Multi-Service architecture (SLMS(TM)), Multi-Access Line Concentrator (MALC(TM)), Raptor(TM) ATM/IP DSLAMs, GigaMux(TM) Optical Transport Systems and Zhone Management System (ZMS(TM)). www.zhone.com

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Copyright (C) 2007 Zhone Technologies, Inc. All rights reserved.



                       ZHONE TECHNOLOGIES, INC.
      Unaudited Condensed Consolidated Statements of Operations
                (In thousands, except per share data)

                                          Three Months Ended
                                --------------------------------------

                                 March 31,   December 31,  March 31,
                                    2007         2006         2006
                                --------------------------------------

Net revenue                     $    43,146  $    44,306  $    52,686
Cost of revenue                      27,487       28,214       32,504
Stock-based compensation                120          155          321
                                --------------------------------------
Gross profit                         15,539       15,937       19,861
                                --------------------------------------
Operating expenses:
   Research and product
    development (a)                   8,656        8,628        8,612
   Sales and marketing (a)            8,627        8,643        9,590
   General and administrative
    (a)                               2,825        2,968        3,511
Amortization of intangible
 assets                                   -            -        1,898
                                --------------------------------------
     Total operating expenses        20,108       20,239       23,611
                                --------------------------------------
     Operating loss                  (4,569)      (4,302)      (3,750)
Other expense, net                     (179)        (248)         (47)
                                --------------------------------------
     Loss before income taxes        (4,748)      (4,550)      (3,797)
Income tax provision                     38           80          107
                                --------------------------------------
     Net loss                   $    (4,786) $    (4,630) $    (3,904)
                                ======================================
Basic and diluted net loss per
 share                               ($0.03)      ($0.03)      ($0.03)
Weighted average shares
 outstanding used to compute
 basic and diluted net loss per
 share                              149,338      149,142      148,139

(a) Amounts include stock-based
 compensation costs as follows:
      Research and product
       development                      262          333          538
      Sales and marketing               211          294          444
      General and
       administrative                   389          498          168
                                --------------------------------------
                                        862        1,125        1,150

GAAP net loss                   $    (4,786) $    (4,630) $    (3,904)
Stock-based compensation                982        1,280        1,471
Interest (income) expense, net          167          299           (1)
Income taxes                             38           80          107
Depreciation                            656          662          587
Amortization of intangible
 assets                                   -            -        1,898
                                --------------------------------------
Non-GAAP pro forma EBITDA       $    (2,943) $    (2,309) $       158
                                ======================================

Revenue by product line:
     SLMS                            30,221       26,174       33,155
     Legacy, service and other       12,925       18,132       19,531
                                --------------------------------------
                                     43,146       44,306       52,686




              ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
           Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)


                                             March 31,    December 31,
                                                2007          2006
                                            ------------  ------------

                   Assets
Current assets:
  Cash, cash equivalents and short-term
   investments                               $   60,313    $   64,310
  Accounts receivable                            34,463        31,828
  Inventories                                    43,940        45,036
  Prepaid expenses and other current assets       3,506         3,852
                                            --------------------------
    Total current assets                        142,222       145,026
Property and equipment, net                      23,385        23,704
Goodwill                                         70,737        70,737
Restricted cash                                     641           636
Other assets                                         80            79
                                            --------------------------
    Total assets                             $  237,065    $  240,182
                                            ==========================
    Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                           $   19,841    $   18,893
  Line of credit                                 14,500        14,500
  Current portion of long-term debt               7,669         7,673
  Accrued and other liabilities                  19,619        20,088
                                            --------------------------
    Total current liabilities                    61,629        61,154
  Long-term debt, less current portion           19,361        19,376
  Other long-term liabilities                     2,047         2,048
                                            --------------------------
    Total liabilities                            83,037        82,578
                                            --------------------------
Stockholders' equity:
  Common stock                                      150           149
  Additional paid-in capital                  1,059,478     1,058,317
  Other stockholders' equity                        146            98
  Accumulated deficit                          (905,746)     (900,960)
                                            --------------------------
    Total stockholders' equity                  154,028       157,604
                                            --------------------------
    Total liabilities and stockholders'
     equity                                  $  237,065    $  240,182
                                            ==========================



    CONTACT: Zhone Technologies, Inc.
             Susie Choy, +1 510-777-7013 (Investors)
             Fax: +1 510-777-7001
             investor-relations@zhone.com
             Tracy Oliver, +1 510-777-7020 (Pubic Relations)
             Fax : +1 510-777-7001
             public-relations@zhone.com